UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549






                                      FORM 8-K



                                   CURRENT REPORT

                           PURSUANT TO SECTION 13 OR 15(d)

                       OF THE SECURITIES EXCHANGE ACT OF 1934


                 Date of earliest event reported:  May 15, 2001




              Exact name of registrants asspecified in their  IRS Employer
Commission      charters, addresses of principal executive   Identification
File Number       offices and registrants' phone number          Number

1-8841	                     FPL GROUP, INC.	               59-2449419
1-3545                FLORIDA POWER & LIGHT COMPANY	       59-0247775
	                 700 Universe Boulevard
	                Juno Beach, Florida 33408
	                     (561) 694-4000


State or other jurisdiction of incorporation:  Florida

Item 5.  Other Events

On May 15, 2001, the Florida Public Service Commission (FPSC) approved the recommendation of its staff which requires Florida Power & Light Company
(FPL) to submit minimum filing requirements by August 15, 2001 to initiate a base rate proceeding regarding FPL's future rates. Any change in base rates would become effective after the expiration of the current rate agreement on April 14, 2002.

The FPSC also deferred consideration of a motion filed by FPL and other investor-owned utilities in Florida requesting that the FPSC open a separate generic docket to address issues raised by the FPSC staff in their recommendation discussed above related to the utilities' participation in an independent regional transmission organization (RTO). The utilities are forming the RTO in response to the Federal Energy Regulatory Commission's Order 2000. However, without resolution of the FPSC staff's concerns, FPL and the other participants will reevaluate the timing and development plans for the RTO.







                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

                              FPL Group, Inc.
                      Florida Power & Light Company
                              (Registrants)


Date:  May 17, 2001	     K. MICHAEL DAVIS
                             K. Michael Davis
          Controller and Chief Accounting Officer of FPL Group, Inc.
                 Vice President, Accounting, Controller and
          Chief Accounting Officer of Florida Power & Light Company